Exhibit 10.42

COLLATERAL AGENCY AGREEMENT (“Agreement”), dated as of October 1, 2003, among GESTETNER GROUP, LLC, a New Jersey limited liability company (“Gestetner”), the parties listed on Schedule I hereto and their respective successors and assigns, (together with Gestetner, the “Secured Parties” and, individually, a “Secured Party”), and (ii) GESTETNER GROUP, LLC, a New Jersey limited liability company, acting in its  capacity as collateral agent hereunder (together with its successors and assigns, the “Collateral Agent”) for the Secured Parties.

The Secured Parties are the owners of Secured Convertible Promissory Notes in the aggregate principal amount of $250,000 (the “Notes”) issued by eRoomSystem Technologies, Inc., a Nevada Corporation (the “Company”) in such respective principal amounts as set forth on Schedule 1 hereto.  In each of the Notes, the Company grants a continuing security interest in and to the Collateral (as defined below) and all of the Proceeds (as defined below) of all or any of the Collateral to the Collateral Agent on behalf of each of the Secured Parties.

The Secured Parties and the Collateral Agent wish to set forth certain agreements among them with respect to, among other things, the appointment, duties and responsibilities of the Collateral Agent, the allocation of certain payments by the Company among the Collateral Agent and the Secured Parties and decisions relating to the exercise of remedies set forth herein.

The parties hereto hereby agree as follows:

AGREEMENT

1.

Definitions. For purposes of this Agreement:

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“Affiliate(s)” means, with respect to any given Person other than a partnership or limited liability company, any other Person directly or indirectly controlling, controlled by or under common control with such Person and with respect to a partnership, the partners of such partnership and with respect to a limited liability company, the members of such limited liability company.

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“Business Day” means any day that is not a Saturday, Sunday or a legal holiday in the State of New York.

(c)

“Collateral” has the meaning set forth in the Notes.

(d)

“Excess Party” shall have the meaning assigned to such term is Section 3(d).

(e)

“Note Purchase Agreement” means that certain Note Purchase Agreement of even date herewith by and among the Company and the Secured Parties.

(f)

“Event of Default” means any Event of Default under the Notes, as   defined in the Notes.

(g)

“Notes” means, collectively, the Gestetner Note and each other secured promissory note issued and sold to the Secured Parties pursuant to the Note Purchase Agreement.

(h)

“Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint stock company, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

(i)

“Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the sale, exchange, assignment or other disposition of Collateral.

(j)

“Ratable” or “Ratably” means, in the context of (i) the benefit of or any distribution or realization of Collateral, or (ii) a distribution of any Proceeds, an allocation thereof among the Secured Parties pro rata based upon the percentage which the amount of the Secured Obligations owing to such party bears to the aggregate amount of all Secured Obligations.

(k)

“Related Parties” shall have the meaning assigned to such term in Section 4(b).

(l)

“Security Interest” means the security interest in the Collateral granted hereunder securing the Secured Obligations.

(m)

“Secured Obligations” means the obligations of the Company under the Notes, and the other Transaction Documents, including (i) all Principal of, and Interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other actions relating to the bankruptcy, insolvency or reorganization of the Company) on, the Notes, (ii) all other amounts payable by the Company under the Notes and the other Transaction Documents (including expenses incurred in connection with the enforcement of each of the Transaction Documents, and (iii) any renewals or extensions of any of the foregoing.

(n)

“Transaction Documents” has the meaning set forth in the Note Purchase Agreement.

(o)      “Voting Percentage” means, the percentage which the outstanding amount of the Secured Obligations owing to such Secured Party bears to the aggregate amount of all Secured Obligations.

(p)

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect is such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

2.

Certain Rights Of Secured Parties

(a)

Restrictions on Collection of Secured Obligations from Collateral.

(i)

Except as provided in this Agreement, the Collateral Agent shall act only as directed in writing by Secured Parties holding a majority of the Voting Percentage of the Secured Obligations.  The Collateral Agent shall, subject to Section 4(a), make such demands and give such notices under each of the Notes as required, and shall take such actions to enforce each of the Notes and to foreclose upon, collect and dispose of all or any portion of the Collateral as may be directed in writing by Secured Parties holding a majority of the Voting Percentage of the Secured Obligations. The Collateral Agent shall not take any action with respect to the Collateral or any portion thereof (including the foreclosure, sale or other liquidation thereof) without the written consent of the Secured Parties holding a majority of the Voting Percentage of the Secured Obligations.

(ii)

All actions taken in accordance with paragraph (a) above shall be binding upon each Secured Party for all purposes. No Secured Party shall have any right to exercise, individually, any rights or remedies under the Notes (unless required by applicable law, in which case any recovery thereunder shall be subject to the terms of Section 3), it being understood and agreed that all of such rights and remedies shall be exercised solely by and through the Collateral Agent for the benefit of all of the Secured Parties.

(b)

Rights Not Affected. Subject to Section 2(a), this Agreement does not limit any rights afforded to the Secured Parties under the Notes. Nothing contained in this Agreement is intended to limit the Company’s obligation to make payment of all Secured Obligations owed by it to the Secured Parties and the Collateral Agent strictly in accordance with the terms of the Notes and instruments or agreements delivered in connection therewith.

(c)

Required Notices. Each Secured Party shall give notice promptly to the Collateral Agent of:

(i)

the occurrence of any Event of Default of which it has knowledge;

(ii)

the acceleration by it of the maturity of any Secured Obligations owed to it by the Company; and

(iii)

any proceeding which it has commenced against the Company pursuant to the exercise of any individual rights it may have under the Notes, any document or instrument delivered in connection therewith or under applicable law.

Promptly following receipt, the Collateral Agent shall give a copy of each notice which it has received pursuant to this Section 2 to all of the Secured Parties.

3.

 Application of Proceeds

(a)

Any and all amounts actually received by the Collateral Agent in connection with the enforcement of the Notes, including the Proceeds shall, promptly upon receipt by the Collateral Agent, be applied:

(i)

 first, to the payment in full of all amounts owing to the Collateral Agent in respect of any fees and expenses (including attorneys' fees and expenses and fees and expenses of its agents) incurred by or on behalf of the Collateral Agent as a result of administering this Agreement or the Collateral or exercising any rights (including foreclosure of the Collateral) in its capacity as Collateral Agent;

(ii)

second, following payment of all obligations under clause (i), to the payment in full of the Secured Obligations, or in the event that such Proceeds are insufficient to pay in full the Secured Obligations, Ratably to the Secured Parties; and

(iii)

third, as a court of competent jurisdiction shall direct.

(b)

The priorities of allocation set forth in Section 3(a) shall apply in all circumstances, including with respect to any distribution made in any case or proceeding under any bankruptcy law or insolvency law involving creditors' rights generally.

(c)

It is understood and agreed among the Secured Parties, that notwithstanding the timing or order of creation of any of the Notes or other Secured Obligations, the Security Interest granted by the Company to the Collateral Agent with respect to the Collateral and all other rights to Collateral (including set-off rights) are for the Ratable benefit of all of the Secured Parties, with no Secured Party to have priority or preference over any other Secured Party with respect to any Collateral.

(d)

If any Secured Party (an “Excess Party”) shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff, or otherwise) as a result of the realization, sale or other remedial disposition of, or foreclosure on, any Collateral in excess of the amount it is then entitled to receive under the terms of this Agreement, such Excess Party shall hold such amount in trust for the Ratable benefit of the other Secured Parties in accordance with the terms of this Agreement and shall pay an amount equal to such excess to the Collateral Agent for distribution to the Secured Parties in accordance with the terms of this Agreement.

4.

Collateral Agent

(a)

Actions. Each Secured Party hereby authorizes and appoints the Collateral Agent to act on behalf of such Secured Party as collateral agent for and representative of such Secured Party under this Agreement and each of the Notes, to enforce the rights provided under this Agreement and each of the Notes and the obligations of the Company thereunder and, to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Secured Party agrees (which agreement shall survive any termination of this Agreement) to indemnify the Collateral Agent, pro rata according to such Secured Party's Voting Percentage, from and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, the Notes  and any other agreement relating thereto, including the reimbursement of the Collateral Agent for all reasonable out-of-pocket expenses (including attorneys' fees and expenses) incurred by the Collateral Agent hereunder or in connection herewith or in enforcing the obligations of the Company under this Agreement and the Notes, in all cases as to which the Collateral Agent is not reimbursed by the Company; provided, that no Secured Party shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Collateral Agent's gross negligence or willful misconduct. The Collateral Agent shall not be required to take or omit to take any action hereunder or under the Notes, or to prosecute or defend any suit in respect of any this Agreement and any of the Notes, or any other agreement relating thereto, unless indemnified to its satisfaction by the Secured Parties against loss, costs, liability, and expense. If any indemnity in favor of the Collateral Agent shall become, in the Collateral Agent's determination, inadequate or impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. The Collateral Agent may delegate its duties hereunder to affiliates, agents, attorneys-in-fact and receivers (which term includes receivers as managers) selected in good faith by the Collateral Agent and the Secured Parties agree that the Collateral Agent, may on their behalf, enter into that certain Intercreditor Agreement of even date herewith by and between the Collateral Agent and Ash Capital LLC, substantially in the form attached hereto as Exhibit A.

(b)

Exculpation

(i)

The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Notes, and the Collateral Agent shall not by reason of this Agreement or any of the Notes (or otherwise) be a trustee for any Secured Party or have any fiduciary obligation to any Secured Party or any of their Affiliates. Neither the Collateral Agent nor any of its directors, partners, members, managers, officers, employees or agents (collectively, the “Related Parties”) shall be liable to any Secured Party for any action taken or omitted to be taken by it under this Agreement and the Notes, or in any agreements delivered in connection therewith, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor shall the Collateral Agent or any Related Parties be responsible for any recitals or representations or warranties herein or therein or in any other agreement delivered in connection therewith, or for the effectiveness, enforceability, validity or due execution of any of this Agreement and the Notes or in any other agreement delivered in connection therewith, nor for the creation, perfection or priority of any Security Interests purported to be created under any of the Notes or the validity, genuineness, enforceability, existence, value or sufficiency of any Collateral, nor shall the Collateral Agent or any Related Parties be obligated to make any inquiry respecting the performance by the Company of its obligations hereunder or thereunder or in any other agreement delivered in connection therewith. Any such inquiry by the Collateral Agent shall not obligate it to make any further inquiry or to take any action. The Collateral Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement, or writing which they believe to be genuine and to have been presented by a proper Person. The Collateral Agent shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

(ii)

The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telex, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Collateral Agent with reasonable care. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Secured Parties, and any action taken or failure to act pursuant thereto, shall be binding on all of the Secured Parties.

(iii)

The Collateral Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of this Agreement and the Notes, or which would in its opinion subject it or any of its Related Parties to liability. The Collateral Agent shall, in all cases, be fully justified in failing or refusing to act hereunder and under the Notes unless it shall be fully indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

(iv)

The Collateral Agent may deem and treat the payee of any promissory note or other evidence of indebtedness relating to the Secured Obligations as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof, signed by such payee and in form reasonably satisfactory to the Collateral Agent, shall have been filed with the Collateral Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any such note or other evidence of indebtedness shall be conclusive and binding on any subsequent holder, transferee or assignee of such note or other evidence of indebtedness and of any note or notes or other evidences of indebtedness issued in exchange therefor.

(c)

Successor. The Collateral Agent may resign as such at any time upon at least 30 days' notice to the Secured Party.  If the Collateral Agent at any time shall resign, the Collateral Agent may appoint another Secured Party as a successor Collateral Agent. Upon the acceptance of any appointment as the Collateral Agent hereunder, such successor Collateral Agent shall be entitled to receive from the retiring Collateral Agent such documents of transfer and assignment as such successor Collateral Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Notes. After the retiring Collateral Agent's resignation hereunder as the Collateral Agent, the provisions of this Section 4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement and the Notes, and any other agreement relating thereto.

(d)

Documents. Each Secured Party hereby authorizes the Collateral Agent to enter into amendments, modifications and consents to this Agreement and the Notes, and any other agreement relating thereto, on behalf of and for the benefit of such Secured Party, as may be necessary or appropriate, in the determination of the Collateral Agent, to better protect, perfect or continue the pledge to, or security interest of, the Collateral Agent and the Secured Parties respecting the Collateral subject thereto or to cure any defect or ambiguity in the Notes or this Agreement.

(e)

Deposits. Each Collateral Agent and its respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any subsidiary or affiliate of the Company as if such Collateral Agent were not the Collateral Agent hereunder.

5.

Further Assurances.  Each party agrees to execute such other documents, instruments, agreements and consents, and take such other actions as may be reasonably requested by the other parties hereto to effectuate the purposes of this Agreement.

6.

Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications to the Secured Parties shall be sent to the addresses set forth on Schedule 1.  All communications to the Collateral Agent shall be sent as follows:

If to the Collateral Agent:

Gestetner Group LLC

1072 Madison Ave.

Lakewood, NJ 08701

Attention: David Gestetner

Telecopy:

or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

7.

Amendments and Waivers.  No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by each of the parties hereto.  Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

8.

 Exclusivity and Waiver of Rights.  No failure to exercise and no delay in exercising on the part of any party, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any other rights or remedies provided by law.

9.

Invalidity.  Any term or provision of this Agreement shall be ineffective to the extent it is declared invalid or unenforceable, without rendering invalid or enforceable the remaining terms and provisions of this Agreement.

10.

Headings.  Headings used in this Agreement are inserted for convenience only and shall not affect the meaning of any term or provision of this Agreement.

11.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which collectively shall constitute one and the same agreement.

12.

Assignment.  This Agreement and the rights and obligations hereunder shall not be assignable or transferable by the any of the parties without the prior written consent of the other parties.  Any instrument purporting to make an assignment in violation of this Section 12 shall be void.

13.

Survival.  Unless otherwise expressly provided herein, all representations warranties, agreements and covenants contained in this Agreement shall survive the execution hereof and shall remain in full force and effect until the earliest to occur of (i) the payment in full of all principal and accrued and unpaid interest and all other amounts owing under each of the Notes, and (ii) the conversion of the principal and accrued and unpaid interest and all other amounts owing under the Notes, if applicable, into Conversion Securities (as such term is defined in the Notes).

14.

Miscellaneous.  This Agreement shall inure to the benefit of each of the parties hereto and all their respective successors and permitted assigns.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

15.

GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).

16.

CONSENT TO JURISDICTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE FEDERAL COURTS SITTING IN THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE LITIGATED EXCLUSIVELY IN ANY SUCH STATE OR FEDERAL COURT THAT SITS IN THE CITY OF NEW YORK, AND ACCORDINGLY, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH LITIGATION IN ANY SUCH COURT.

17.

WAIVER OF JURY TRIAL.   EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND EACH OF THE OTHER PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

18,

 Attorneys’ Fees.  In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

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39973

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Collateral Agency Agreement as of the date first above written.

COLLATERAL AGENT:

Gestetner Group, LLC

By: /s/ David A. Gestetner___________

Managing Member

SECURED PARTIES:

Gestetner Group, LLC

By: _/s/ David A. Gestetner___________

Managing Member

Helmsbridge Holdings Limited

By: /s/ Anthony Heller__________

President

/s/ Evelyn E. Gestetner______________

Evelyn E. Gestetner

_/s/ Frieda Wolman_________________

Frieda Wolman

_/s/ David Heller___________________

David Heller

_/s/ Rose Kaminer__________________

Rose Kaminer

 /s/ Adele Schwarty_________________

Adele Schwarty

_/s/ Maurice B. Brenig ______________

Maurice B. Brenig

_/s/ Liba Pappenheim_______________

Liba Pappenheim

_/s/ Leah Weinstein________________

Leah Weinstein

_/s/ Hannah Sarah Frenkel___________

Hannah Sarah Frenkel

Schedule 1

Name	Address	Investment	Warrants
Gestetner Group LLC	1072 Madison Ave. Lakewood, NJ 08701	$50,000	100,000
Helmsbridge Holdings Limited	10 Wanless Ave. Suite 201 Toronto, Ontario M4N	$15,000	30,000
Evelyn E. Gestetner	8 Minchas Yitschok Apt 12 (4th. Fl.) Jerusalem Israel	$21,000	42,000
Frieda Wolman	140/4 Sanhedria Hamurchevet Jerusalem Israel	$20,500	41,000
David Heller	41 Ezras Torah Jerusalem Israel	$20,500	41,000
Rose Kaminer	Sfas Emes 35 Beit Shemesh Israel	$20,500	41,000
Adele Schwarty	Ben Kisma 5 Beit Shemesh Israel	$20,500	41,000
Maurice B. Brenig	65 Cranbourne Gdns London England NW11 OJB	$20,500	41,000
Liba Pappenheim	40 Yirmiyahu St. Apt. 16 Jerusalem Israel	$20,500	41,000
Leah Weinstein	42 Yirmiyahu Street, Apt. 17 Jerusalem, Israel	$20,500	41,000
Hannah Sarah Frenkel	7 Divrei Chaim Apt. 14 Jerusalem Isreal	$20,500	41,000

Total: 250,000.00

39973

EXHIBIT A

FORM OF INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

39973